                                                                     EXHIBIT 5.1

                     [Letterhead of Snow Becker Krauss P.C.]

                                                               February 12, 1996

Board of Directors

AMERICAN CASINO ENTERPRISES, INC.

6243 Industrial Road
Las Vegas, Nevada 89118

   Re: Registration Statement on Form S-8 Relating to an aggregate of 6,865,000
       Shares of Common Stock, Par Value $.01 Per Share, of AMERICAN CASINO ENTERPRISES, INC. Issuable Under the Company's 1991 Officers Stock Option Plan, 1992 Employee Stock Option Plan, 1996 Stock Option Plan and Directors' Options

Gentlemen:

   We are counsel to AMERICAN CASINO ENTERPRISES, INC., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to: (1) 1,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon the exercise of options granted or to be granted pursuant to the Company's 1991 Officers Stock Option Plan (the "1991 Plan"); (2) 2,500,000 shares of Common Stock issuable upon the exercise of options granted or to be granted pursuant to the Company's 1992 Employee Stock Option Plan (the "1992 Plan"); (3) 2,500,000 shares of Common Stock issuable upon the exercise of options to be granted puruant to the Company's 1996 Stock Option Plan (the "1996 Plan"); and (4) 365,000 shares of Common Stock issuable upon exercise of options granted to certain of the Company's Directors who are not employees of the Company in connection with services rendered to the Company (the "Directors' Options"). The 1991 Plan, the 1992 Plan and the 1996 Plan are hereinafter referred to as the "Plans" and the shares issuable upon exercise of options granted under the Plans or in accordance with Directors' Options are hereinafter referred to as the "Shares".

   We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plans, the

Board of Directors
February 12, 1996
Page 2

Directors' Options, resolutions of the Board of Directors of the Company relating to the adoption of the Plans and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

   In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

   Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plans or the Directors Options have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plans or the Directors' Options and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under the heading "Interests of Named Experts and Counsel." In addition, we hereby consent to the reference to this firm in the Prospectus (accompanying this Registration Statement) for resales by affiliates of the Company under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

   Certain principals of this firm own 151,194 shares of Common Stock of the Company.

                                                      Very truly yours,



                                                      SNOW BECKER KRAUSS P.C.